Exhibit 10.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) is made and entered into as of March 31, 2022, by and between Duck Creek Technologies LLC, a subsidiary of the Duck Creek Technologies, Inc. (together, the “Company”), and Eugene Van Biert, Jr. (the “Executive”).

WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated November 6, 2016 (the “Employment Agreement”);

WHEREAS, the Company’s Board of Directors has appointed the Executive to serve as the Company’s Chief Operating Officer, effective as of March 3, 2022 (the “Appointment Date”);

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment in connection with the Appointment, effective as of the Appointment Date.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Effective as of the Appointment Date, the Executive shall cease serving in the role of the Company’s Chief Revenue Officer and shall instead serve as the Company’s Chief Operating Officer.

2.
Effective as of the Appointment Date, the Executive’s Annual Base Salary shall be $420,000.

3.
Section 5(b) of the Employment Agreement is deleted as of the Appointment Date and replaced with the following:

Annual Bonus.

(i) For the period of employment with the Company beginning on September 1, 2021 and ending on March 2, 2022, the Executive will be entitled to receive a cash bonus equal to (A) 100% of the Executive’s Annual Base Salary (as in effect immediately prior to the Appointment Date) based on the achievement of the applicable performance goals established by the Board (the “Performance Goals”), with an opportunity to earn up to 150% of Annual Base Salary for exceeding the applicable the target Performance Goals, multiplied by (B) a fraction, the numerator of which is 183 (i.e., the number of days from September 1, 2021 to March 2, 2022) and the denominator of which is 365.

(ii) For the period of employment with the Company beginning on March 3, 2022 and ending on August 31, 2022, the Executive will be entitled to receive a cash bonus equal to (A) 60% of Annual Base Salary based on the achievement of the applicable target Performance Goals, with an opportunity to earn up to 100% of Annual Base Salary for exceeding the applicable target Performance Goals, multiplied by (B) a fraction, the numerator of which is 182 (i.e., the number of days from March 3, 2022 to August 31, 2022) and the denominator of which is 365.

(iii) Beginning for fiscal year 2023 (i.e., beginning on September 1, 2022) and for each fiscal year of the Company thereafter during the Term, the Executive shall be entitled to receive an annual cash bonus equal to 60% of Annual Base Salary based on the achievement of the applicable target Performance Goals, with an opportunity to earn up to 100% of Annual Base Salary for exceeding the applicable target Performance Goals.

(iv) Payment of any earned cash bonus under this Section 5(b) (the “Annual Bonus”) shall be subject to the Executive’s continued employment with the Company through the time of payment. Any Annual Bonus shall be paid in the fiscal year following the end of the applicable performance period, within a reasonable period of time following the end of such fiscal year and in all events no later than the time such bonuses for the applicable fiscal year are paid to similarly situated active employees of the Company.

4.
Terms not defined herein shall have the meanings assigned to such terms in the Employment Agreement.

5.
Except as otherwise set forth in this Amendment, the terms of the Employment Agreement shall remain in full force and effect.

6.
This Amendment will be governed by and construed in accordance with the laws of the Illinois without giving effect to any choice or conflict of law provision or rule.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DUCK CREEK TECHNOLOGIES, LLC

By: /s/ Michael A. Jackowski

Name: Michael A. Jackowski
Title: Chief Executive Officer

EXECUTIVE

/s/ Eugene Van Biert, Jr.

Name: Eugene Van Biert, Jr.